EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Financial Information Press Contact:                          FINAL
Vincent C. Klinges
Chief Financial Officer
Logility, Inc.
(404) 264-5477

     Logility Reports Preliminary First Quarter of Fiscal Year 2008 Results

        Operating Earnings Grow 143% Driven by 42% Growth in License Fees

ATLANTA (September 6, 2007) Logility, Inc. (NASDAQ: LGTY), a leading supplier of
collaborative   solutions  to  optimize  the  supply  chain,   today   announced
preliminary financial results for the first quarter of fiscal year 2008.

Key first quarter financial highlights include:

     o Total revenues for the quarter ended July 31, 2007 were $12.0 million, an increase of 25% over the first quarter of fiscal 2007;

     o Software license fees for the quarter ended July 31, 2007 were $4.7 million, a 42% increase over the first quarter of fiscal 2007;

     o Services and other revenues for the quarter ended July 31, 2007 were $2.0 million, an increase of 42% over the first quarter of fiscal 2007;

     o Maintenance revenues for the quarter ended July 31, 2007 were $5.3 million, an increase of 8% over the first quarter of fiscal 2007;

     o Operating earnings for the quarter ended July 31, 2007 were $3.0 million, an increase of 143% compared to operating earnings of $1.2 million for the first quarter of fiscal 2007; and

     o Pretax earnings for the quarter ended July 31, 2007 were $3.4 million, an increase of 116% compared to pretax earnings of $1.6 million for the first quarter of fiscal 2007.

         GAAP net earnings were $1.8 million or $0.14 earnings per fully diluted share for the first quarter of fiscal 2008 compared to net earnings of $923,000 or $0.07 earnings per fully diluted share for the first quarter of fiscal 2007. Adjusted net earnings, which exclude stock-based compensation, acquisition related amortization of intangibles expense and a non-cash tax valuation adjustment for the quarter ended July 31, 2007 were $2.3 million or $0.17 earnings per fully diluted share, compared to adjusted net earnings for the quarter ended July 31, 2006 of $1.1 million or $0.08 earnings per fully diluted share for the same period last year which exclude stock-based compensation and acquisition related amortization of intangibles expense.

                                     -more-

Logility Reports First Quarter of Fiscal Year 2008 Results                Page 2


         The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

         The overall financial condition of the Company remains strong, with cash and investments of approximately $36.2 million as of July 31, 2007. This is approximately a $3.9 million increase in cash and investments compared to April 30, 2007 and approximately a $7.7 million increase compared to July 31, 2006. On June 28, 2007, the Company purchased 30,000 of its shares on the open market under the current authorized share buyback program at a cost of approximately $337,800. There are 223,896 shares remaining to purchase under the current authorized share buyback program.

         "Logility achieved a great start to fiscal year 2008 and we are pleased with the Company's strong performance during the first quarter," said J. Michael Edenfield, Logility president and chief executive officer. "Operating earnings increased an impressive 143% driven by 42% growth in license fees with strong performance from both our Demand Solutions(R) and Logility Voyager Solutions(TM) product suites."

         "Leading companies are investing in supply chain technology to accelerate the sales and operations planning (S&OP) processes, streamline new product introductions, and harness the benefits of a global marketplace to increase profits, and effectively manage both strategic and tactical business plans," continued Edenfield. "Logility has long been recognized for its industry leading supply chain solutions. And, we firmly believe both our Demand Solutions and Logility Voyager Solutions brands offer innovative, proven solutions to help our current and future customers optimize and streamline their global supply chain operations while reducing inventory and improving customer service."
         The Company's strong performance was further recognized during the quarter when Fortune Small Business magazine named Logility to its annual listing of the Fastest-Growing Small Public Companies in America, the FSB 100. The seventh annual FSB 100 listing was compiled by Zacks Investment Research, which ranked public companies with revenues of less that $200 million and a stock price of more than $1, based on their percentage growth in earnings, revenue, and stock performance over the past three years.

                                     -more-

Logility Reports First Quarter of Fiscal Year 2008 Results                Page 3


          Highlights for the first quarter of fiscal year 2008 include:

Customers:

     o Notable new and existing customers placing orders with Logility in the first quarter include: Alcoa Consumer Products, Berry Plastics Corporation, Case New Holland (CNH) Australia, Johnson Diversey, Johnson Controls, Markwins International, Parker Hannifin, Road Runner Sports, Tesco Corporation, VeriFone, VM Sewing and VWR International.

     o During the quarter, software license agreements were signed with customers located in 13 countries including: Australia, Canada, China, Egypt, France, Germany, Ghana, Ireland, Russia, Saudi Arabia, South Africa, the United Kingdom, and the United States.

     o Several Logility customers garnered prestigious recognition for their supply chain achievements through the use of Logility Voyager Solutions(TM) by industry-leading manufacturing and supply chain publications during the quarter. The honors received by Logility customers include:

         o    Associated  Grocers of Florida  received a  Supermarket  News 2007
              Technology Excellence Award. The winners of the fifth annual Supermarket News (SN) Technology Excellence Awards included food retailers and wholesalers that were able to show dramatic improvements in their organizations through the innovative and proactive use of information technology. Associated Grocers of Florida received the award for the wholesaler category.

         o Smead Manufacturing was a recipient of Managing Automation magazine's prestigious Progressive Manufacturing Award for distinction in Supply Network Mastery and also received the Customer Mastery High Achiever award.

         o McCain Foods received the Start-IT Technology and Business award and Shaw Industries was honored as a Manufacturer of the Year Honorable Mention at the 2007 Start-IT Technology and Business (T&B) Awards.

Technology and Company:

     o The Supply Chain Power Hour "Reach Peak Production Efficiency, Gain Flexibility" continued Logility's popular educational webcast series providing the latest research and thought leadership on supply chain topics to the manufacturing community. The webcast featured Logility customer, Larry Morgan, senior director, operations planning at Nutra Manufacturing and provided participants with insight on maximizing production planning efficiency through accurate, flexible production plans that optimize resource constraints.

     o Logility was recognized as a Best All-Around Software Vendor in the Apparel Market and received high rankings across five other categories--overall satisfaction (the most heavily weighted), apparel market knowledge, ROI, user buy-in/user friendliness and customer service--in the second annual Apparel Magazine Software Scorecard. The 2007 Apparel Software Scorecard ranks software providers based on survey response from Apparel subscribers and other apparel companies invited to participate in the survey. Of the approximately 160 apparel and retail-specific software firms serving the apparel industry, only 50 qualified for inclusion in the prestigious Scorecard report.



                                     -more-

Logility Reports First Quarter of Fiscal Year 2008 Results                Page 4


     o Logility was named a 2007 Great Supply Chain Partner by Global Logistics and Supply Chain Strategies (GL&SCS) magazine. The 2007 list of GL&SCS Great Supply Chain Partners was the result of a six-month poll in which the magazine asked logistics and supply chain professionals to nominate vendors and service providers whose technology, logistics, transportation or consulting solutions have made a significant impact on their company's efficiency, customer service and overall supply chain performance. For the 2007 list, GL&SCS received more than 2,000 nominations from a broad range of companies on five continents with more than 500 vendors across the supply chain receiving nominations. The 100 companies that received the most qualified nominations were selected for inclusion in this year's 2007 Great Supply Chain Partner list.


About Logility

With more than 1,200 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point-of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Brown Shoe Company, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority-owned subsidiary of American Software (NASDAQ: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.


Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2007 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management, Inc., a wholly-owned subsidiary of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.


                                       ###

Logility First Quarter of Fiscal Year 2008 Results


                                 LOGILITY, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             First Quarter Ended
                                                   ----------------------------------------
                                                                   July 31,
                                                                                   Pct
                                                       2007         2006          Chg.
                                                   ------------- ------------  ------------
Revenues:
    License                                         $     4,677   $    3,301           42%
    Services & other                                      2,013        1,416           42%
    Maintenance                                           5,275        4,877            8%
                                                   ------------- ------------  ------------
       Total Revenues                                    11,965        9,594           25%
                                                   ------------- ------------  ------------

Cost of Revenues:
    License                                               1,634        1,377           19%
    Services & other                                      1,022          854           20%
    Maintenance                                           1,080        1,226          (12%)
                                                   ------------- ------------  ------------
       Total Cost of Revenues                             3,736        3,457            8%
                                                   ------------- ------------  ------------
Gross Margin                                              8,229        6,137           34%
                                                   ------------- ------------  ------------
Operating expenses:
    Research and development                              1,877        1,761            7%
    Less: capitalized development                          (525)        (596)         (12%)
    Sales and marketing                                   2,452        2,506           (2%)
    General and administrative                            1,338        1,142           17%
    Acquisition related amortization of intangibles          87           88           (1%)

                                                   ------------- ------------  ------------
       Total Operating Expenses                           5,229        4,901            7%
                                                   ------------- ------------  ------------
Operating Earnings                                        3,000        1,236          143%
                                                   ------------- ------------  ------------
    Interest Income & Other, Net                            409          343           19%
                                                   ------------- ------------  ------------
Earnings  Before Income Taxes                             3,409        1,579          116%
     Income Tax Expense                                  (1,562)        (656)         138%
                                                   ------------- ------------  ------------
Net Earnings                                        $     1,847   $      923          100%
                                                   ============= ============  ============
Earnings per common share:
Earnings Per Common Share - Basic                   $      0.14   $     0.07          100%
                                                   ============= ============  ============
Earnings Per Common Share - Diluted                 $      0.14   $     0.07          100%
                                                   ============= ============  ============

Weighted Average Number of Common Shares:
       Basic                                             12,932       12,896
       Diluted                                           13,315       13,206

Reconciliation of Adjusted Net Earnings:
GAAP Net Earnings                                   $     1,847   $      923
Acquisition related amortization of intangibles(1)           87           88
Stock-based compensation (1)                                 88          100
Tax valuation adjustment (non-cash)                         283            -
                                                   ------------- ------------  ------------
Adjusted net earnings                               $     2,305   $    1,111          107%
                                                   ============= ============  ============

                                                   ------------- ------------  ------------
Adjusted Net Earnings per Share - Diluted           $      0.17   $     0.08          113%
                                                   ============= ============  ============

nm- not meaningful
(1) - Not income tax affected

Logility First Quarter of Fiscal Year 2008 Results


                                 LOGILITY, INC.
                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                            July 31,
                                                   --------------------------
                                                       2007         2006
                                                   ------------- ------------

Cash and Short-term investments                     $    36,219   $   28,511
Accounts Receivable:
    Billed                                                7,525        4,836
    Unbilled                                              1,428        1,293
                                                   ------------- ------------
Total Accounts Receivable, net                            8,953        6,129
Deferred Tax Assets                                       1,051        2,571
Due from ASI                                                751            -
Prepaids & Other Current Assets                           1,676        1,819
                                                   ------------- ------------
     Current Assets                                      48,650       39,030

PP&E, net                                                   426          460
Capitalized Software, net                                 5,929        6,248
Goodwill                                                  5,809        5,809
Other Intangibles, net                                    1,169        1,644
Non-current Assets                                           67           99

                                                   ------------- ------------
     Total Assets                                   $    62,050   $   53,290
                                                   ============= ============

Accounts Payable                                          $ 389        $ 253
Other Current Liabilities                                 4,692        3,365
Deferred Revenues                                        12,224       10,557
Deferred Income Taxes - Due to ASI                            -        2,267
                                                   ------------- ------------
       Current Liabilities                               17,305       16,442

Deferred Income Taxes                                     2,197          540
Deferred Income Taxes - Due to ASI                            -        1,358
Shareholders' Equity                                     42,548       34,950

                                                   ------------- ------------
     Total Liabilities & Shareholders' Equity       $    62,050   $   53,290
                                                   ============= ============